Exhibit 99.2

                  2005 FOURTH QUARTER EARNINGS CONFERENCE CALL
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THANK YOU JAY, AND WELCOME TO OUR FOURTH QUARTER CONFERENCE CALL. I WOULD LIKE
TO MAKE A FEW BRIEF COMMENTS ON SOME KEY ACHIEVEMENTS OF 2005 AND PROVIDE SOME GUIDANCE FOR 2006. JOHN RIELLY WILL THEN REVIEW THE FOURTH QUARTER FINANCIALS AFTER WHICH WE WILL TAKE QUESTIONS.

IN 2005, WE HAD ANOTHER STRONG YEAR OF OPERATING AND FINANCIAL PERFORMANCE AND WE CONTINUED TO MAKE PROGRESS IN ADVANCING OUR FIELD DEVELOPMENTS, BUILDING A HIGH IMPACT EXPLORATION PROGRAM, AND CAPTURING LONG-TERM GROWTH OPPORTUNITIES THROUGH SEVERAL NEW COUNTRY ENTRIES.

OUR 2005 CORPORATE NET INCOME WAS $1.2 BILLION. EXPLORATION AND PRODUCTION EARNED NEARLY $1.1 BILLION AND OUR CRUDE OIL AND NATURAL GAS PRODUCTION AVERAGED 335 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY. HURRICANES KATRINA AND RITA IMPACTED OUR PRODUCTION BY SEVEN THOUSAND BARRELS OF OIL EQUIVALENT PER DAY IN 2005. ALTHOUGH OUR DEEPWATER PRODUCTION FACILITIES WERE LARGELY UNDAMAGED, WE WERE IMPACTED BY OUTAGES IN DOWNSTREAM TRANSPORTATION AND PROCESSING INFRASTRUCTURE. AS OF THE BEGINNING OF THIS YEAR, WE HAVE RESTORED 45 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY IN THE GULF OF MEXICO, OUT OF A PRE-STORM TOTAL OF 51 THOUSAND BARRELS PER DAY.

IN 2006, WE FORECAST WORLDWIDE CRUDE OIL AND NATURAL GAS PRODUCTION TO AVERAGE BETWEEN 360 AND 380 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY, INCLUDING 20-25 THOUSAND BARRELS PER DAY FROM LIBYA.

MARKETING AND REFINING ALSO HAD ANOTHER IMPRESSIVE YEAR IN 2005, EARNING $515 MILLION. THE HOVENSA AND PORT READING REFINERIES BOTH UNDERWENT SUCCESSFUL TURNAROUNDS OF FCC UNITS IN THE FIRST QUARTER AND BENEFITED FROM ANOTHER YEAR OF STRONG MARGINS. DESPITE A CHALLENGING HURRICANE SEASON AND WARMER THAN NORMAL WINTER TEMPERATURES, OUR RETAIL AND ENERGY MARKETING BUSINESSES ALSO PERFORMED WELL. RETAIL MARKETING EXPERIENCED STRONG GROWTH IN 2005 WITH YEAR-OVER YEAR AVERAGE GASOLINE VOLUMES PER STATION INCREASING BY 7% AND CONVENIENCE STORE REVENUE RISING BY 4%.

IN TERMS OF EXPLORATION AND PRODUCTION, SIGNIFICANT PROGRESS WAS MADE IN OUR MAJOR FIELD DEVELOPMENTS, INCLUDING THREE NEW FIELD START-UPS (CLAIR, ACG PHASE I, AND THE JDA) AND SANCTIONING THE PHU HORM GAS DEVELOPMENT IN THAILAND. IMPORTANTLY, ALL OF OUR MAJOR DEVELOPMENT PROJECTS CONTINUE TO BE ON SCHEDULE AND ON BUDGET.

WITH REGARD TO EXPLORATION, WE ADDED NEW ACREAGE IN LIBYA, EGYPT, BRAZIL, AND THE DEEPWATER GULF OF MEXICO. IN 2006, OUR DRILLING PROGRAM INCLUDES SEVEN HIGH IMPACT WELLS IN THE GULF OF MEXICO. THREE WILDCAT WELLS ARE CURRENTLY DRILLING:
PONY, OUACHITA, AND BAROSSA. RESULTS FROM ALL THREE OF THESE WELLS ARE EXPECTED IN THE SECOND QUARTER.

IN ADDITION, OVER THE PAST YEAR WE ESTABLISHED OPERATIONS IN TWO NEW COUNTRIES, RUSSIA AND EGYPT, AND MOST RECENTLY REENTERED OUR WAHA CONCESSIONS IN LIBYA.

     o WITH REGARD TO OUR SAMARA-NAFTA JOINT VENTURE IN RUSSIA, IN THE FOURTH QUARTER WE ACQUIRED ADDITIONAL ASSETS WHICH HAS BROUGHT OUR TOTAL INVESTMENT IN THAT COUNTRY TO ABOUT $400 MILLION.

     o ON THE WEST MED BLOCK IN EGYPT, WE WILL BEGIN DEVELOPING EXISTING GAS DISCOVERIES AS WELL AS EVALUATING EXPLORATION OPPORTUNITIES.

     o IN TERMS OF THE WAHA CONCESSIONS IN LIBYA, WE BEGAN BOOKING PRODUCTION JANUARY 1 AND WILL BOOK RESERVES IN 2006.

AS TO YEAR-END PROVED RESERVES, WE ARE PLEASED TO REPORT THAT IN 2005, WE REPLACED ABOUT 140 PERCENT OF PRODUCTION, AT A FINDING, DEVELOPMENT AND ACQUISITION COST OF ABOUT $13.60 PER BARREL. PROVED RESERVES, AT YEAR-END, WERE ABOUT 1.1 BILLION BARRELS OF OIL EQUIVALENT AND OUR RESERVE LIFE IMPROVED TO 8.8 YEARS, MARKING THE THIRD CONSECUTIVE YEAR IN WHICH WE HAVE LENGTHENED OUR RESERVE LIFE.


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WITH REGARD TO OUR FINANCIAL POSITION, AS A RESULT OF THE SOLID OPERATING
PERFORMANCE OF OUR ASSETS AND THE STRONG PRICING ENVIRONMENT IN 2005, OUR DEBT TO CAPITALIZATION RATIO IMPROVED BY 3 PERCENT TO 37.6 PERCENT AT THE END OF THE YEAR.

IN 2005, OUR CAPITAL AND EXPLORATORY EXPENDITURES AMOUNTED TO $2.5 BILLION, OF WHICH $2.4 BILLION RELATED TO EXPLORATION AND PRODUCTION ACTIVITIES. FOR 2006, OUR TOTAL CAPITAL EXPENDITURES ARE FORECAST TO BE $4.0 BILLION, WHICH INCLUDES ABOUT $780 MILLION FOR THE ACQUISITION OF THE WEST MED BLOCK IN EGYPT FROM APACHE CORPORATION AND OUR RENTRY INTO LIBYA. EXCLUDING ACQUISITIONS, $3.1 BILLION IS DEDICATED TO EXPLORATION AND PRODUCTION, WITH NEARLY HALF OF THIS AMOUNT GOING TO FIELD DEVELOPMENTS. THIS HIGHER LEVEL OF SPENDING REFLECTS THE COMPANY'S STRONG PORTFOLIO OF ORGANIC GROWTH PROJECTS AND ATTRACTIVE INVESTMENT OPPORTUNITIES.

IN SUMMARY, WE ARE PLEASED WITH THE PERFORMANCE OF OUR ASSETS AND OUR ORGANIZATION IN 2005 AND REMAIN OPTIMISTIC THAT THE INVESTMENTS WE ARE MAKING FOR THE FUTURE WILL GROW OUR RESERVES AND PRODUCTION PROFITABLY AND CREATE SUSTAINABLE LONG-TERM VALUE FOR OUR SHAREHOLDERS.

I WILL NOW TURN THE CALL OVER TO JOHN RIELLY, WHO WILL PROVIDE MORE DETAIL ON OUR FINANCIAL RESULTS.